Exhibit 28(h)(5)

TCW INVESTMENT MANAGEMENT COMPANY

865 SOUTH FIGUEROA STREET, SUITE 1800

LOS ANGELES, CALIFORNIA 90017

(213) 244-0000 TELEPHONE

February 27, 2015

The Board of Directors of TCW Funds, Inc.

TCW Funds, Inc.

865 South Figueroa Street

Los Angeles, California 90017

Re: Expense Limitations

Ladies and Gentlemen:

TCW Investment Management Company (“Adviser”), investment adviser to the following TCW Funds agrees to the following expense limitations with respect to such TCW Funds:

US Equity Funds
TCW Concentrated Value Fund
I Class Shares	1.09%
N Class Shares	1.09%
TCW Global Real Estate Fund
I Class Shares	1.46%
N Class Shares	1.46%
TCW Growth Equities Fund
I Class Shares	1.20%
N Class Shares	1.20%
TCW High Dividend Equities Fund
I Class Shares	1.18%
N Class Shares	1.18%
TCW Relative Value Mid Cap Fund
I Class Shares	1.21%
N Class Shares	1.21%
TCW SMID Cap Growth Fund
I Class Shares	1.20%
N Class Shares	1.20%
US Fixed Income Funds
TCW Core Fixed Income Fund
I Class Shares	0.49%
N Class Shares	0.83%
TCW Enhanced Commodity Strategy Fund
I Class Shares	0.70%
N Class Shares	0.75%
TCW Global Bond Fund
I Class Shares	1.13%
N Class Shares	1.13%

TCW High Yield Bond Fund
I Class Shares	0.55%
N Class Shares	0.80%
TCW Short Term Bond Fund
I Class Shares	0.44%
TCW Total Return Bond
I Class Shares	0.49%
N Class Shares	0.79%
International Funds
TCW Emerging Markets Local Currency Income Fund
I Class Shares	0.99%
N Class Shares	0.99%
TCW Emerging Markets Multi-Asset Opportunities Fund
I Class Shares	1.23%
N Class Shares	1.23%
TCW International Growth Fund
I Class Shares	1.04%
N Class Shares	1.34%
TCW International Small Cap Fund
I Class Shares	1.44%
N Class Shares	1.44%
Allocation Funds
TCW Conservative Allocation Fund
I Class Shares	0.85%
N Class Shares	0.85%

The Adviser agrees that in the event the overall expenses of the Class I or Class N shares of a fund listed above exceed the stated expense limit on an annualized basis, the Adviser shall reimburse the class or classes of such fund in respect of such shares for the difference. Each expense limitation does not include any expenses attributable to interest and acquired fund fees and expenses, if any.

This expense limitation shall commence on February 27, 2015, and continue to February 29, 2016 and, before that date, the investment advisor may not terminate this arrangement without prior approval of the Board of Directors of TCW Funds, Inc.

The Adviser may, at its sole discretion, extend or modify the expense limitation at the conclusion of the one year period.

Very truly yours,